Exhibit 10.36

ORGANOVO HOLDINGS, INC.

2012 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

(EXECUTIVE)

Unless otherwise defined herein, the terms defined in the Organovo Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”), except as provided in a Superseding Agreement (as defined below).

I.	NOTICE OF STOCK OPTION GRANT

Participant Name:

You have been granted an Option to purchase Common Stock of Organovo Holdings, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:	$
Total Number of Shares Granted:
Total Exercise Price:	$ [1]
Type of Option:	___Incentive Stock Option
___Nonstatutory Stock Option
Term/Expiration Date:

Vesting and Exercise Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, this Option may be exercised and will vest, in whole or in part, in accordance with the following schedule: 25% of the option shares vest and become exercisable 12 months from the Vesting Commencement Date, and the remaining option shares vest and become exercisable on a quarterly basis over the next 12 quarters (for a total vesting period of 48 months from the Vesting Commencement Date).

Notwithstanding the foregoing, the portion of the Option Share that had not yet become vested and exercisable as of the date of termination of service shall immediately become 100% vested and exercisable if (1) the Participant’s service with the Company terminates more than 90 days after the Grant Date due to the Participant’s death or Disability (as defined in the Plan); or (2) the Participant’s service with the Company is terminated either by the Company or its successor without Cause (as defined below) or by the Participant for Good Reason (as defined below) coincident with or within one year after a Change in Control.

[1]	You may only exercise vested option shares. You may exercise all or a part of your vested option shares.

“Cause” has the meaning specified in the Participant’s written employment or service agreement with the Company as in effect at the time at issue or, in the absence of an applicable definition, means the Participant’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Participant’s duties or willful failure to perform the Participant’s responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company, all as determined by the Administrator, which determination shall be conclusive.

“Good Reason” has the meaning specified in the Participant’s written employment or service agreement with the Company as in effect at the time at issue or, in the absence of an applicable definition, means the occurrence of any of the following without the Participant’s consent: (i) a material diminution in the Participant’s base salary; (ii) a material diminution in the Participant’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of the Board; (iv) a material diminution in the budget over which the Participant retains authority; (v) any requirement that the Participant relocate, by more than 50 miles, the principal location from which the Participant performs services for the Company as compared to such location immediately prior to the occurrence of the Change in Control; or (vi) any other action or inaction that constitutes a material breach by the Company of any agreement under which the Participant provides services.

Superseding Agreement:

Any employment agreement between the Company and Participant or any severance plan adopted by the Board after the Date of Grant in which Participant agrees to participate in shall be deemed a Superseding Agreement, and the terms set forth in such employment agreement or severance plan shall supersede and replace the terms set forth in this Award Agreement and the Plan.  Notwithstanding the foregoing, a Superseding Agreement cannot adversely impact the rights of any Participant under an outstanding Award Agreement, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider (provided that Participant may elect a shorter exercise period in order to maintain the Option’s ISO status) or such termination is without Cause or for Good Reason, in which case this Option will be exercisable for six (6) months after Participant ceases to be a Service Provider (provided that Participant may elect a shorter exercise period in order to maintain the Option’s ISO status) . Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15 of the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and by a Superseding Agreement, if any, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	ORGANOVO HOLDINGS, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.Grant of Option. The Company hereby grants to the Participant (the “Participant”) named in the Stock Option Award Agreement (“Award Agreement”) an option (the “Option”) to purchase the number of Shares, as set forth in the Award Agreement, at the exercise price per share set forth in the Award Agreement (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Organovo Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Subject to any Superseding Agreement and Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.Vesting Schedule. Except as provided in Section 3 or in a Superseding Agreement, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Award Agreement. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.Exercise of Option.

(a)Right to Exercise. This Option may be exercised only within the term set out in the Award Agreement, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant.

(a)by wire transfer of immediately available funds;

(b)check;

(c)consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6.Tax Obligations.

(a)Withholding Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

(d)Purchaser hereby acknowledges that Purchaser has consulted with any tax consultants Purchaser deems necessary or advisable in connection with the receipt of the Option, the vesting of the Option Shares, the purchase and the disposition of the Shares, and that Purchaser is not relying on the Company for any tax advice.  Purchaser understands that Purchaser is responsible for reporting and paying any individual federal and state taxes resulting from Purchaser’s receipt of the Option, the vesting of the Shares, the purchase of the Shares and the disposition of the Shares, including any alternative minimum tax (AMT).

7.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Chief Financial Officer at Organovo Holdings, Inc., 6275 Nancy Ridge Dr., San Diego, CA 92121, or at such other address as the Company may hereafter designate in writing.

10.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

11.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

13.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

14.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

15.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

17.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

18.Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option.

19.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

20.Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of the State of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this Option is made and/or to be performed.

21.Clawback Policy. Notwithstanding anything to the contrary in the Award Agreement, all Shares issued or issuable under this Award shall be subject to any clawback policy adopted by the Company from time to time (including, but not limited to, any policy adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws), regardless of whether the policy is adopted after the date on which the Award Agreement is granted, the vesting of the Shares vest, or the exercise of the Award Agreement.

Exhibit 10.36

EXHIBIT B

ORGANOVO HOLDINGS, INC.

2012 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Organovo Holdings, Inc.

6275 Nancy Ridge Dr.

San Diego, CA 92121

Attention: Chief Financial Officer

1.Exercise of Option. Effective as of today,                    ,             , the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Organovo Holdings, Inc. (the “Company”) under and pursuant to the 2012 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated                  (the “Award Agreement”). The purchase price for the Shares will be $            , as required by the Award Agreement.

2.Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3.Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5.Tax Consultation. Purchaser hereby acknowledges that Purchaser has consulted with any tax consultants Purchaser deems necessary or advisable in connection with the receipt of the Option, the vesting of the Option Shares, the purchase and the disposition of the Shares, and that Purchaser is not relying on the Company for any tax advice. Purchaser understands that Purchaser is responsible for reporting and paying any personnel federal and state taxes resulting from Purchaser’s receipt of the Option, the vesting of the Shares, the purchase of the Shares and the disposition of the Shares, including any alternative minimum tax (AMT).

6.Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by	Accepted by

PURCHASER	ORGANOVO HOLDINGS, INC.

Signature	By

Print Name	Title

Residence Address: